UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 5, 2005

SPIRIT FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14631 N. Scottsdale Road, Suite 200

Scottsdale, Arizona  85254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On April 5, 2005, Spirit Finance Corporation (the “Company”) entered into an employment agreement (the “Agreement”) with Michael Bennett, which Agreement is attached to this Current Report as Exhibit 10.1.  The Agreement, effective April 5, 2005, provides for an employment commencement date of April 18, 2005 and will continue through December 15, 2006 and will automatically renew for an additional year after that date unless terminated by either party.  Mr. Bennett will be an officer of the Company with the title of Senior Vice President-Operations.  Mr. Bennett’s duties and responsibilities will include supervising all issues associated with financings provided or obtained by the Company and related compliance matters.

The Agreement provides for an annual base salary of $225,000 and a maximum bonus of up to 90% of the base salary.  Under the Agreement, Mr. Bennett receives three weeks of paid vacation annually and various other customary benefits.  The Agreement may be terminated by the Company with or without “cause.”  If the Company terminates the Agreement without cause, or if Mr. Bennett terminates employment with good reason, as defined in the Agreement, the Company will be obligated to pay (1) a lump sum payment of severance equal to one and a half times the annual salary and annual maximum bonus payable under the Agreement, (2) the incentive bonus prorated for the year in which the termination occurred, (3) payment of premiums for certain group health coverage, and (4) other benefits as provided for in the Agreement.  The Agreement provides that Mr. Bennett will receive 20,000 restricted shares of common stock of the Company which will vest in five equal annual installments commencing January 20, 2006.  Additionally, in the event of a termination by the Company for any reason other than for cause, or if Mr. Bennett terminates employment with good reason, all of the options and restricted shares granted to Mr. Bennett, if any, will become fully vested.  For a 12-month period after termination of Mr. Bennett’s employment for any reason except for cause, Mr. Bennett agrees not to compete with us by working with or investing in (subject to limited exceptions) any enterprise engaged in a business substantially similar to our business during the period of his employment with us.  In addition to the compensation payable under the Agreement, the Company has agreed to pay customary relocation expenses for Mr. Bennett.

Item 5.02.  Departure of Directors or Principal Officers;  Election of Directors; Appointment of Principal Officers.

Some of the information required by this Item 5.02 of this Current Report is also being furnished under Item 1.01 - “Entry into a Material Definitive Agreement.”  The information reported under Item 1.01 of this Current Report is incorporated in this Item 5.02 by reference.

Mr. Bennett, age 47, is an attorney with the law firm of Williams Mullen and joined the firm in November 2002.  Mr. Bennett will resign from Williams Mullen as of April 15, 2005 and will commence employment with the Company on April 18, 2005.  From February 2000 to October 2002, Mr. Bennett was an attorney with the law firm of Hunton & Williams.  Mr. Bennett was with Farmer Mac (Federal Agricultural Mortgage Corporation) from November 1991 through February 2000, serving as Vice President, General Counsel and Corporate Secretary. Farmer Mac was created by Congress in 1989 to be the nation’s secondary market for agricultural and rural housing mortgage loans.  Mr. Bennett’s experience includes advising clients on corporate law, securities transactions and capital formation, including financings and real estate-related transactions.  Mr. Bennett has represented companies in structuring and negotiating numerous structured finance transactions involving mortgages.  Mr. Bennett has advised boards of directors on matters of corporate governance, including reporting under federal securities law and matters associated with the Sarbanes-Oxley Act of 2002 and crisis management.  There are no family relationships between Mr. Bennett and any director or executive officer of the Company.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

10.1	Employment Agreement between Spirit Finance Corporation and Michael Bennett, dated April 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT FINANCE CORPORATION

Date:	April 6, 2005	By:	/s/ Christopher H. Volk
Christopher H. Volk
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Spirit Finance Corporation and Michael Bennett, dated April 5, 2005